UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment and Restatement of Bylaws

On November 17, 2010, the Board of Directors (the “Board”) of Alpha Natural Resources, Inc. (the “Company”) adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately upon adoption, to supersede and replace the existing bylaws of the Company.  Among other amendments, the bylaws were revised to (i) require stockholders to follow specific additional procedures and to provide certain information when submitting business proposals for consideration by stockholders at a meeting of stockholders, (ii)  permit the Board to set two separate record dates for stockholders entitled to receive notice of a meeting and for stockholders entitled to vote at the meeting, and (iii) clarify the indemnification provisions (and their application to covered persons) in the Bylaws.

The above description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.2 and incorporated herein by reference. Additionally, a copy of the Bylaws, marked to show changes to the former bylaws, is also included as Exhibit 3.2.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 3.2	Amended and Restated Bylaws of Alpha Natural Resources, Inc.

Exhibit 3.2.1	Amended and Restated Bylaws of Alpha Natural Resources, Inc. (marked to show changes from former bylaws).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       ALPHA NATURAL RESOURCES, INC.

By:  /s/  Vaughn R. Groves
        Vaughn R. Groves
        Executive Vice President, General Counsel and Secretary

Date: November 18, 2010

EXHIBIT INDEX

Exhibit 3.2	Amended and Restated Bylaws of Alpha Natural Resources, Inc.

Exhibit 3.2.1	Amended and Restated Bylaws of Alpha Natural Resources, Inc. (marked to show changes from former bylaws).